EXHIBIT 10.5
AVAYA HOLDINGS CORP.
2020 EMPLOYEE STOCK PURCHASE PLAN
(As Adopted by the Board of Directors of the Company on January 8, 2020,
and approved by the stockholders of the Company on March 4, 2020)
1.               Definitions.
(a)            “Administrator” means the Committee or, subject to Applicable Law, a subcommittee of the Committee or one or more of the Company’s officers or management team appointed by the Board or Committee to administer the day-to-day operations of the Plan.
(b)            “Affiliate” will have the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act. The Board will have the authority to determine the time or times at which “Affiliate” status is determined within the foregoing definition.
(c)            “Applicable Law” means the requirements relating to the administration of equity-based awards under state corporate laws, United States federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. jurisdiction where rights are, or will be, granted under the Plan.
(d)             “Board” means the board of directors of the Company.
(e)             “Change in Control” means any one of the following:
(i)        any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company or its subsidiaries, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or its subsidiaries, or any other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock ), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors;
(ii)        during any period of 12 consecutive calendar months, individuals who were directors of the Company on the first day of such period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the first day of such period whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least two-thirds of the Incumbent Directors will be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as used in Section 13(d) of the Exchange Act), in each case, other than the Board, which individual, for the avoidance of doubt, shall not be deemed to be an Incumbent Director for purposes of this Section 1(e)(ii), regardless of whether such individual was approved by a vote of at least two-thirds of the Incumbent Directors;

(iii)        consummation of a reorganization (excluding a reorganization under either Chapter 7 or Chapter 11 of Title 11 of the United States Code), merger, consolidation or other similar business combination (any of the foregoing, a “Business Combination”) of the Company with any other corporation, in any case with respect to which the Company’s Voting Securities outstanding immediately prior to such Business Combination do not, immediately following such Business Combination, continue to represent (either by remaining outstanding or being converted into Voting Securities of the Company or any ultimate parent thereof) more than fifty percent (50%) of the Voting Securities entitled to vote generally in the election of directors of the Company (or its successor) or any ultimate parent thereof after the Business Combination; or
(iv)        a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the assets of the Company and its subsidiaries (on a consolidated basis) to any person that is not an Affiliate of the Company or its subsidiaries.
(f)              “Code” means the United States Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or United States Treasury Regulation thereunder will include such section or regulation, any regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(g)              “Committee” means the Compensation Committee of the Board or any properly delegated subcommittee thereof. If no Compensation Committee or subcommittee thereof exists, the term “Committee” shall be deemed to refer to the Board for all purposes under the Plan.
(h)              “Common Stock” means the common stock, $0.01 par value, of the Company, as the same may be converted, changed, reclassified or exchanged.
(i)              “Company” means Avaya Holdings Corp., a Delaware corporation, or any successor to all or substantially all of the Company’s business that adopts the Plan.
(j)              “Contributions” means the amount of Eligible Pay contributed by a Participant through payroll deductions or other payments that the Administrator may permit a Participant to make to fund the exercise of rights to purchase Shares granted pursuant to the Plan.

(k)             “Designated Company” means any Parent, Subsidiary or Affiliate, whether now existing or existing in the future, that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan. The Administrator may designate any Parent, Subsidiary or Affiliate as a Designated Company in a Non-423 Offering. For purposes of a Section 423 Offering, only the Company and any Parent or Subsidiary may be Designated Companies; provided, however, that at any given time, a Parent or Subsidiary that is a Designated Company under a Section 423 Offering will not be a Designated Company under a Non-423 Offering.
(l)              “Effective Date” means the date the Plan is approved by the Board, subject to stockholder approval as provided in Section 18 hereof.
(m)            “Eligible Employee” means any person providing services to the Company or a Designated Company in an employee-employer relationship who meets such other initial service requirement specified by the Administrator pursuant to Section 5(c)(A). For purposes of clarity, the term “Eligible Employee” will not include the following, regardless of any subsequent reclassification as an employee by the Company or a Designated Company, any governmental agency, or any court: (i) any independent contractor; (ii) any consultant; (iii) any individual performing services for the Company or a Designated Company who has entered into an independent contractor or consultant agreement with the Company or a Designated Company; (iv) any individual performing services for the Company or a Designated Company under a purchase order, a supplier agreement or any other agreement that the Company or a Designated Company enters into for services; (v) any individual classified by the Company or a Designated Company as contract labor (such as contractors, contract employees, job shoppers), regardless of length of service; (vi) any individual whose base wage or salary is not processed for payment by the payroll department(s) or payroll provider(s) of the Company or a Designated Company; and (vii) any leased employee within the meaning of Code Section 414(n), including such persons leased from a professional employer organization. The Administrator will have exclusive discretion to determine whether an individual is an Eligible Employee for purposes of the Plan.
(n)        “Eligible Pay” means the following amounts paid by the Company or any Parent, Subsidiary or Affiliate to the Eligible Employee (other than amounts paid after termination of employment date, even if such amounts are paid for pre-termination date services), including (i) base salary or wages (including 13th/14th month payments or similar concepts under local law, whether such payments are characterized as base salary, bonus or otherwise under local law), cash bonuses, commissions, and overtime pay, and (ii) any portion of such amounts voluntarily deferred or reduced by the Eligible Employee (A) under any employee benefit plan of the Company or a Parent, Subsidiary or Affiliate available to all levels of employees on a non-discriminatory basis upon satisfaction of eligibility requirements, and (B) under any deferral plan of the Company (provided such amounts would not otherwise have been excluded had they not been deferred); but excluding (iii) relocation pay, severance payments, cash allowances for a stated purpose (such as a medical or car allowance), income derived from stock options, stock appreciation rights, restricted stock units or other equity-based awards, the cost of employee benefits paid for by the Company, imputed income arising under any Company group insurance or benefit program, contributions made by the Company under any employee benefit plan, and similar items of compensation. For Eligible Employees in the United States, Eligible Pay will include elective amounts that are not includible in gross income of the Eligible Employee by reason of Sections 125, 132(f)(4), 402(e)(3), 402(h) or 403(b) of the Code. The Administrator will have discretion to determine the application of this definition to Eligible Employees outside the United States.
(o)        “Enrollment Period” means the period during which an Eligible Employee may elect to participate in the Plan, with such period occurring before the first day of each Offering Period, as prescribed by the Administrator.
(p)        “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, from time to time, or any successor law thereto, and the regulations promulgated thereunder.
(q)        “Fair Market Value” means, as of any given date, (i) the closing sales price for the Common Stock on the Trading Day immediately prior to the applicable date as quoted on the New York Stock Exchange or, if no sale occurred on such date, the closing price reported for the first Trading Day immediately prior to such date during which a sale occurred; or (ii) if the Common Stock is not traded on an exchange but is regularly quoted on a national market or other quotation system, the closing sales price on the Trading Day immediately prior to such date as quoted on such market or system, or if no sales occurred on such date, then on the Trading Day immediately prior to such date on which sales prices are reported; or (iii) in the absence of an established market for the Common Stock of the type described in (i) or (ii) of this Section 1(q), the fair market value established by the Committee acting in good faith.
(r)        “Non-423 Offering” has the meaning ascribed to it in Section 2.
(s)        “Offering” means a Section 423 Offering or a Non-423 Offering of a right to purchase Shares under the Plan during an Offering Period as further described in Section 6. Unless otherwise determined by the Administrator, each Offering under the Plan in which Eligible Employees of one or more Designated Companies may participate will be deemed a separate offering for purposes of Section 423 of the Code, even if the dates of the applicable Offering Periods of each such Offering are identical, and the provisions of the Plan will separately apply to each Offering. With respect to Section 423 Offerings, the terms of separate Offerings need not be identical provided that all Eligible Employees granted purchase rights in a particular Offering will have the same rights and privileges, except as otherwise may be permitted by Code Section 423; a Non-423 Offering need not satisfy such requirements.
(t)        “Offering Period” means the periods established in accordance with Section 6 during which rights to purchase Shares may be granted pursuant to the Plan and Shares may be purchased on one or more Purchase Dates. The duration and timing of Offering Periods may be changed pursuant to Sections 6 and 17.
(u)        “Parent” means a parent corporation of the Company, whether now or hereafter existing, as “parent corporation” is defined in Section 424(e) of the Code.

(v)        “Participant” means an Eligible Employee who elects to participate in the Plan.
(w)        “Plan” means the Avaya Holdings Corp. 2020 Employee Stock Purchase Plan, as may be amended from time to time.
(x)        “Purchase Date” means the last Trading Day of each Purchase Period (or such other Trading Day as the Administrator may determine).
(y)        “Purchase Period” means a period of time within an Offering Period, as may be specified by the Administrator in accordance with Section 6, generally beginning on the first Trading Day of each Offering Period and ending on a Purchase Date. An Offering Period may consist of one or more Purchase Periods.
(z)        “Purchase Price” means the purchase price at which Shares may be acquired on a Purchase Date and which will be set by the Administrator; provided, however, that the Purchase Price for a Section 423 Offering will not be less than eighty-five percent (85%) of the lesser of (i) the Fair Market Value of the Shares on the first Trading Day of the Offering Period or (ii) the Fair Market Value of the Shares on the Purchase Date. Unless otherwise determined by the Administrator prior to the commencement of an Offering Period, the Purchase Price will be eighty-five percent (85%) of the lesser of (A) the Fair Market Value of the Shares on the first Trading Day of the Offering Period or (B) the Fair Market Value of the Shares on the Purchase Date.
(aa)        “Section 423 Offering” has the meaning ascribed to it in Section 2.
(bb)        “Shares” means the shares of Common Stock.

(cc)        “Subsidiary” means a subsidiary corporation of the Company, whether now or hereafter existing, as “subsidiary corporation” is defined in Section 424(f) of the Code.
(dd)        “Tax-Related Items” means any income tax, social insurance, payroll tax, payment on account or other tax-related items arising in relation to the Participant’s participation in the Plan.
(ee)        “Trading Day” means a day on which the principal exchange that Shares are listed on is open for trading.
(ff)        “Voting Securities” means the outstanding securities of the Company entitled to vote generally in the election of directors (or comparable equity interests) of such entity.
2.               Purpose of the Plan. The purpose of the Plan is to provide an opportunity for Eligible Employees of the Company and its Designated Companies to purchase Common Stock at a discount through voluntary Contributions, thereby attracting, retaining and rewarding such persons and strengthening the mutuality of interest between such persons and the Company’s stockholders. The Company intends for offerings under the Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (each, a “Section 423 Offering”); provided, however, that the Administrator may also authorize the grant of rights under offerings of the Plan that are not intended to comply with the requirements of Section 423 of the Code, pursuant to any rules, procedures, agreements, appendices, or sub-plans adopted by the Administrator for such purpose (each, a “Non-423 Offering”).
3.               Number of Reserved Shares. Subject to adjustment pursuant to Section 16 hereof, Five Million, Five Hundred Thousand (5,500,000) Shares may be sold pursuant to the Plan. Such Shares may be authorized but unissued Shares, treasury Shares or Shares purchased in the open market. For avoidance of doubt, up to the maximum number of Shares reserved under this Section 3 may be used to satisfy purchases of Shares under Section 423 Offerings and any remaining portion of such maximum number of Shares may be used to satisfy purchases of Shares under Non-423 Offerings.
4.               Administration of the Plan.
(a)        Committee as Administrator. The Plan will be administered by the Committee. Notwithstanding anything in the Plan to the contrary, subject to Applicable Law, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board. Subject to Applicable Law, no member of the Board or Committee (or its delegates) will be liable for any good faith action or determination made in connection with the operation, administration or interpretation of the Plan. In the performance of its responsibilities with respect to the Plan, the Committee will be entitled to rely upon, and no member of the Committee will be liable for any action taken or not taken in reliance upon, information and/or advice furnished by the Company’s officers or employees, the Company’s accountants, the Company’s counsel and any other party that the Committee deems necessary.
(b)        Powers of the Administrator. The Administrator will have full power and authority to administer the Plan, including, without limitation, the authority to (i) construe, interpret, reconcile any inconsistency in, correct any default in and supply any omission in, and apply the terms of the Plan and any enrollment form or other instrument or agreement relating to the Plan, (ii) determine eligibility and adjudicate all disputed claims filed under the Plan, including whether Eligible Employees will participate in a Section 423 Offering or a Non-423 Offering and which Subsidiaries and Affiliates of the Company (or Parent, if applicable) will be Designated Companies participating in either a Section 423 Offering or a Non-423 Offering (within the limits of the Plan), (iii) determine the terms and conditions of any right to purchase Shares under the Plan, (iv) establish, amend, suspend or waive such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the Plan, (v) amend an outstanding right to purchase Shares, including any amendments to a right that may be necessary for purposes of effecting a transaction contemplated under Section 16 hereof (including, but not limited to, an amendment to the class or type of stock that may be issued pursuant to the exercise of a right or the Purchase Price applicable to a right), provided that the amended right otherwise conforms to the terms of the Plan, and (vi) make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan, including, without limitation, the adoption of any such rules, procedures, agreements, appendices, or sub-plans (collectively, “Sub-Plans”) as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the United States, as further set forth in Section 4(c) below.
(c)        Non-U.S. Sub-Plans. Notwithstanding any provision to the contrary in this Plan, the Administrator may adopt such Sub-Plans relating to the operation and administration of the Plan to accommodate local laws, customs and procedures for jurisdictions outside of the United States, the terms of which Sub-Plans may take precedence over other provisions of this Plan, with the exception of Section 3 hereof, but unless otherwise superseded by the terms of such Sub-Plan, the provisions of this Plan will govern the operation of such Sub-Plan. To the extent inconsistent with the requirements of Section 423, any such Sub-Plan will be considered part of a Non-423 Offering, and purchase rights granted thereunder will not be required by the terms of the Plan to comply with Section 423 of the Code. Without limiting the generality of the foregoing, the Administrator is authorized to adopt Sub-Plans for particular non-U.S. jurisdictions that modify the terms of the Plan to meet applicable local requirements, customs or procedures regarding, without limitation, (i) eligibility to participate, (ii) the definition of Eligible Pay, (iii) the dates and duration of Offering Periods or other periods during which Participants may make Contributions towards the purchase of Shares, (iv) the method of determining the Purchase Price and the discount from Fair Market Value at which Shares may be purchased, (v) any minimum or maximum amount of Contributions a Participant may make in an Offering Period or other specified period under the applicable Sub-Plan, (vi) the treatment of purchase rights upon a Change in Control or a change in capitalization of the Company, (vii) the handling of payroll deductions and the methods for making Contributions by means other than payroll deductions, (viii) establishment of bank, building society or trust accounts to hold Contributions, (ix) payment of interest, (x) conversion of local currency, (xi) obligations to pay payroll tax, (xii) determination of beneficiary designation requirements, (xiii) withholding procedures, and (xiv) handling of Share issuances.
(d)        Binding Authority. All determinations by the Administrator in carrying out and administering the Plan and in construing and interpreting the Plan and any enrollment form or other instrument or agreement relating to the Plan will be made in the Administrator’s sole discretion and will be final, binding and conclusive for all purposes and upon all interested persons.
(e)        Delegation of Authority. To the extent not prohibited by Applicable Law, the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees of the Committee, to one or more of the other parties comprising the “Administrator” hereunder, or to other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation. For purposes of the Plan, reference to the Administrator will be deemed to include any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to this Section 4(e).

5.               Eligible Employees.
(a)        General. Any individual who is an Eligible Employee as of the commencement of an Offering Period will be eligible to participate in the Plan, subject to the requirements of Section 7.
(b)        Non-U.S. Employees. An Eligible Employee who works for a Designated Company and is a citizen or resident of a jurisdiction other than the United States (without regard to whether such individual also is a citizen or resident of the United States or is a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employee is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or a Section 423 Offering to violate Section 423 of the Code. In the case of a Non-423 Offering, an Eligible Employee (or group of Eligible Employees) may be excluded from participation in the Plan or an Offering if the Administrator has determined, in its sole discretion, that participation of such Eligible Employee(s) is not advisable or practicable for any reason.
(c)        Limitations. Notwithstanding any provisions of the Plan to the contrary, no Eligible Employee will be granted a right to purchase Shares under a Section 423 Offering (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding rights to purchase capital stock possessing five percent (5%) or more of the combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase capital stock under all employee stock purchase plans of the Company and any Parent and Subsidiaries accrues at a rate that exceeds Twenty-Five Thousand Dollars (US$25,000) worth of such stock (determined at the fair market value of the shares of such stock at the time such right is granted) for each calendar year in which such purchase right is outstanding. The Administrator, in its discretion, from time to time may, prior to an Enrollment Period for all purchase rights to be granted in an Offering, determine (on a uniform and nondiscriminatory basis for Section 423 Offerings) that the definition of Eligible Employee will or will not include an individual if he or she: (A) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (B) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (C) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (D) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (E) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or who is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Section 423 Offering in an identical manner to all highly compensated individuals of the Designated Company whose employees are participating in that Offering.

6.               Offering Periods. The Plan will be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day of the relevant Offering Period and terminating on the last Trading Day of the relevant Offering Period. Unless and until the Administrator determines otherwise in its discretion, each Offering Period will consist of one (1) approximately six (6)-month Purchase Period, which will run simultaneously with the Offering Period. Unless otherwise provided by the Administrator, Offering Periods will run from June 1 (or the first Trading Day thereafter) through November 30 (or the last Trading Day prior to such date) and from December 1 (or the first Trading Day thereafter) through May 31 (or the last Trading Day prior to such date). The Administrator has authority to establish additional or alternative sequential or overlapping Offering Periods, a different number of Purchase Periods within an Offering Period, a different duration for one or more Offering Periods or Purchase Periods or different commencement or ending dates for such Offering Periods with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter, provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. To the extent that the Administrator establishes additional or overlapping Offering Periods with a Purchase Price based (in part) on the Fair Market Value of a Share on the first Trading Day of an Offering Period, the Administrator will have discretion to structure an Offering Period so that if the Fair Market Value of a Share on the first Trading Day of the Offering Period in which a Participant is currently enrolled is higher than the Fair Market Value of a Share on the first Trading Day of any subsequent Offering Period, the Company will automatically enroll such Participant in the subsequent Offering Period and will terminate his or her participation in such original Offering Period.
7.           Election to Participate and Payroll Deductions. An Eligible Employee may elect to participate in an Offering Period under the Plan during any Enrollment Period. Any such election will be made by completing the online enrollment process through the Company’s designated Plan broker or by completing and submitting an enrollment form to the Administrator during such Enrollment Period, authorizing Contributions in whole percentages from one percent (1%) to ten percent (10%) of the Eligible Employee’s Eligible Pay for the Purchase Period within the Offering Period to which the deduction applies. A Participant may elect to increase or decrease the rate of such Contributions during any subsequent Enrollment Period by submitting the appropriate form online through the Company’s designated Plan broker or to the Administrator, provided that no change in Contributions will be permitted to the extent that such change would result in total Contributions exceeding ten percent (10%) of the Eligible Employee’s Eligible Pay, or such other maximum amount as may be determined by the Administrator. During a Purchase Period, a Participant may not increase his or her rate of Contributions and may decrease the rate of Contributions only one (1) time. Notwithstanding the foregoing, a Participant may reduce the rate of his or her Contributions to zero percent (0%) at any time during a Purchase Period. Any change to a Participant’s rate of Contributions during a Purchase Period will become effective as soon as possible after the Participant’s submission of an amended enrollment form (either through the Company’s online Plan enrollment process or by submitting the appropriate form to the Administrator). If a Participant reduces his or her rate of Contributions to zero percent (0%) during an Offering Period, the Contributions made by the Participant prior to such reduction will be applied to the purchase of Shares on the next Purchase

Date, but if the Participant does not increase such rate of Contributions above zero percent (0%) prior to the commencement of the next subsequent Offering Period under the Plan, such action will be treated as the Participant’s withdrawal from the Plan in accordance with Section 14 hereof. Once an Eligible Employee elects to participate in an Offering Period, then such Participant will automatically participate in the Offering Period commencing immediately following the last day of such prior Offering Period at the same rate of Contributions as was in effect in the prior Offering Period unless the Participant elects to increase or decrease the rate of Contributions or withdraws or is deemed to withdraw from this Plan as described above in this Section 7. A Participant who is automatically enrolled in a subsequent Offering Period pursuant to this Section 7 is not required to file any additional documentation in order to continue participation in the Plan; provided, however, that participation in the subsequent Offering Period will be governed by the terms and conditions of the Plan in effect at the beginning of such Offering Period, subject to the Participant’s right to withdraw from the Plan in accordance with Section 14 below. The Administrator has the authority to change the rules set forth in this Section 7 regarding participation in the Plan.
8.           Contributions. The Company will establish an account in the form of a bookkeeping entry for each Participant for the purpose of tracking Contributions made by each Participant during the Offering Period, and will credit all Contributions made by each Participant to such account. The Company will not be obligated to segregate the Contributions from the general funds of the Company or any Designated Company nor will any interest be paid on such Contributions, unless otherwise determined by the Administrator or required by Applicable Law. All Contributions received by the Company for Shares sold by the Company on any Purchase Date pursuant to this Plan may be used for any corporate purpose.
9.           Limitation on Number of Shares That an Employee May Purchase. Subject to the limitations set forth in Section 5(c), each Participant will have the right to purchase as many Shares, which may include fractional Shares in the Administrator’s sole discretion, as may be purchased with the Contributions credited to his or her account as of the last day of the Offering Period (or such other date as the Administrator may determine) at the Purchase Price applicable to such Offering Period; provided, however, that a Participant may not purchase in excess of Twelve Thousand-Five Hundred (12,500) Shares under the Plan per Offering Period or such other maximum number of Shares as may be established for an Offering Period by the Administrator (in each case subject to adjustment pursuant to Section 16 hereof). To the extent that the purchase of fractional Shares is not authorized by the Administrator in connection with an Offering, any amount remaining in a Participant’s account that was not applied to the purchase of Shares on a Purchase Date because it was not sufficient to purchase a whole Share will be carried forward for the purchase of Shares on the following Purchase Date. However, any amounts not applied to the purchase of Shares during an Offering Period for any reason other than as described in the foregoing sentence shall not be carried forward to any subsequent Offering Period and shall instead be refunded, without interest, as soon as practicable following the Purchase Date, except as otherwise determined by the Administrator or required by Applicable Law.

10.           Taxes. At the time a Participant’s purchase right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the Shares acquired under the Plan, or at the time of any other taxable event, the Participant will make adequate provision for any Tax-Related Items. In their sole discretion, the Company or the Designated Company that employs the Participant may satisfy any obligation to withhold Tax-Related Items by (a) withholding from the Participant’s wages or other compensation, (b) withholding a sufficient whole number of Shares otherwise issuable following purchase having an aggregate Fair Market Value sufficient to pay the Tax-Related Items required to be withheld with respect to the Shares, (c) withholding from proceeds from the sale of Shares issued upon purchase, either through a voluntary sale or a mandatory sale arranged by the Company, (d) requiring the Participant to make a cash payment to the Company or another Designated Company equal to the amount of the Tax-Related Items, or (e) any other method permitted under Applicable Law.
11.           Brokerage Accounts or Plan Share Accounts. By enrolling in the Plan, each Participant will be deemed to have authorized the establishment of a brokerage account on his or her behalf at a securities brokerage firm selected by the Administrator. Alternatively, the Administrator may provide for Plan share accounts for each Participant to be established by the Company or by an outside entity selected by the Administrator which is not a brokerage firm. Shares purchased by a Participant pursuant to the Plan will be held in the Participant’s brokerage or Plan share account. The Company may require that Shares be retained in such brokerage or Plan share account for a designated period of time, and/or may establish procedures to permit tracking of dispositions of Shares.
12.           Rights as a Stockholder. A Participant will have no rights as a stockholder with respect to Shares subject to any rights granted under this Plan or any Shares deliverable under this Plan unless and until recorded in the books of the brokerage firm selected by the Administrator or, as applicable, the Company, its transfer agent, stock plan administrator or such other outside entity which is not a brokerage firm.
13.             Rights Not Transferable. Rights granted under this Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during a Participant’s lifetime only by the Participant.
14.             Withdrawals. A Participant may withdraw from an Offering Period by submitting the appropriate form online through the Company’s designated Plan broker or to the Administrator. A notice of withdrawal must be received no later than the last day of the month immediately preceding the month of the Purchase Date or by such other deadline as may be prescribed by the Administrator. Upon receipt of such notice, automatic deductions of Contributions on behalf of the Participant will be discontinued commencing with the payroll period immediately following the effective date of the notice of withdrawal, and such Participant will not be eligible to participate in the Plan until the next Enrollment Period. Any Contributions credited to the account of any Participant who withdraws from an Offering Period according to the procedures and timing set forth in this Section 14 will be refunded, without interest, as soon as practicable, except as otherwise determined by the Administrator or required by Applicable Law.

15.             Termination of Employment.
(a)        General. Upon a Participant ceasing to be an Eligible Employee for any reason prior to a Purchase Date, Contributions for such Participant will be discontinued and any Contributions then credited to the Participant’s account will be refunded, without interest, as soon as practicable, except as otherwise determined by the Administrator or required by Applicable Law.
(b)        Leave of Absence. Subject to the discretion of the Administrator, if a Participant is granted a paid leave of absence, payroll deductions on behalf of the Participant will continue and any Contributions credited to the Participant’s account may be used to purchase Shares as provided under the Plan. If a Participant is granted an unpaid leave of absence, payroll deductions on behalf of the Participant will be discontinued and no other Contributions will be permitted (unless otherwise determined by the Administrator or required by Applicable Law), but any Contributions then credited to the Participant’s account may be used to purchase Shares on the next applicable Purchase Date. Where the period of leave exceeds three (3) months and the Participant’s right to reemployment is not guaranteed by statute or by contract, for purposes of the Plan, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave.
(c)        Transfer of Employment. Unless otherwise determined by the Administrator or required by Applicable Law, a Participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company or a Designated Company will not be treated as having terminated employment for purposes of participating in the Plan or an Offering; however, if a Participant transfers from a Section 423 Offering to a Non-423 Offering, the exercise of the Participant’s purchase right will be qualified under the Section 423 Offering only to the extent that such exercise complies with Code Section 423. If a Participant transfers from a Non-423 Offering to a Section 423 Offering, the exercise of the Participant’s purchase right will remained non-qualified under the Non-423 Offering. The Administrator may establish additional or different rules to govern transfers of employment for purposes of participation in the Plan or an Offering, consistent with the applicable requirements of Section 423 of the Code.
16.             Adjustment Provisions.
(a)        Changes in Capitalization. In the event of any change affecting the number, class, value, or terms of the shares of Common Stock resulting from a recapitalization, stock split, reverse stock split, stock dividend, spinoff, split up, combination, reclassification or exchange of Shares, merger, consolidation, rights offering, separation, reorganization or liquidation or any other change in the corporate structure or Shares, including any extraordinary dividend or extraordinary distribution (but excluding any regular cash dividend), then the Committee, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock that may be delivered under the Plan (including the numerical limits of Sections 3 and 9), the Purchase Price per Share and the number of shares of Common Stock covered by each right under the Plan that has not yet been exercised. For the avoidance of doubt, the Committee may not delegate its authority to make adjustments pursuant to this Section 16(a). Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number or price of Shares subject to a purchase right.
(b)        Change in Control. In the event of a Change in Control, each outstanding right to purchase Shares will be equitably adjusted and assumed or an equivalent right to purchase Shares substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation in a Change in Control refuses to assume or substitute for the purchase right or the successor corporation is not a publicly traded corporation, the Offering Period then in progress will be shortened by setting a New Purchase Date and will end on the New Purchase Date. The New Purchase Date will be before the date of the Company’s proposed Change in Control. The Administrator will notify each Participant in writing, at least ten (10) Trading Days prior to the New Purchase Date (or such other date as may be specified by the Administrator), that the Purchase Date for the Participant’s purchase right has been changed to the New Purchase Date and that Shares will be purchased automatically for the Participant on the New Purchase Date, unless the Participant has withdrawn from the Offering Period prior to such date, as provided in Section 14 hereof.
17.             Amendments and Termination of the Plan. The Board or the Committee may amend the Plan at any time, provided that, if stockholder approval is required pursuant to Applicable Law, then no such amendment will be effective unless approved by the Company’s stockholders within such time period as may be required. The Board may suspend the Plan or discontinue the Plan at any time, including shortening an Offering Period in connection with a spin-off or other similar corporate event. Upon termination of the Plan, all Contributions will cease and all Contributions then credited to a Participant’s account will be equitably applied to the purchase of whole Shares then available for sale, and any remaining amounts will be promptly refunded, without interest (unless required by Applicable Law), to Participants. For the avoidance of doubt, the Board or Committee, as applicable herein, may not delegate its authority to make amendments to or suspend the operations of the Plan pursuant to this Section 17.
18.             Stockholder Approval; Effective Date. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Law. The Plan will become effective on the Effective Date, subject to approval of the stockholders of the Company as contemplated in the foregoing sentence. For the avoidance of doubt, the Board may not delegate its authority to approve the Plan pursuant to this Section 18.
19.             Conditions Upon Issuance of Shares. Notwithstanding any other provision of the Plan, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company will not be required to deliver any Shares issuable upon exercise of a right under the Plan prior to the completion of any registration or qualification of the Shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of any governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Administrator will, in its absolute discretion, deem necessary or advisable. The Company is under no obligation to register or qualify the Shares with any state or foreign securities commission, or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. If, pursuant to this Section 19, the Administrator determines that the Shares will not be issued to any Participant, any Contributions credited to such Participant’s account will be promptly refunded, without interest (unless required by Applicable Law), to the Participant, without any liability to the Company or any of its Subsidiaries or Affiliates (or any Parent, if applicable).
20.             Code Section 409A; Tax Qualification.
(a)        Code Section 409A. Rights to purchase Shares granted under a Section 423 Offering are exempt from the application of Section 409A of the Code and rights to purchase Shares granted under a Non-423 Offering are intended to be exempt from Section 409A of the Code pursuant to the “short-term deferral” exemption contained therein. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that a right granted under the Plan may be subject to Section 409A of the Code or that any provision in the Plan would cause a right under the Plan to be subject to Section 409A of the Code, the Administrator may amend the terms of the Plan and/or of an outstanding right granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding right or future right that may be granted under the Plan from or to allow any such rights to comply with Section 409A of the Code, but only to the extent any such amendments or action by the Administrator would not violate Section 409A of the Code. Notwithstanding the foregoing, the Company will have no liability to a Participant or any other party if the right to purchase Shares under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the right to purchase Shares under the Plan is compliant with Section 409A of the Code.
(b)        Tax Qualification. Although the Company may endeavor to (i) qualify a right to purchase Shares for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 20(a) hereof. The Company will be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.
21.             No Employment Rights. Participation in the Plan will not be construed as giving any Participant the right to be retained as an employee of the Company, a Subsidiary, or one of its Affiliates or Parent, as applicable. Furthermore, if the Company, a Subsidiary, or an

Affiliate (or Parent, if applicable) dismisses a Participant from employment, no liability or claim will arise under the Plan.
22.             Governing Law; Choice of Forum. Except to the extent that provisions of this Plan are governed by applicable provisions of the Code or any other substantive provision of United States federal law, this Plan will be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to the conflict of laws principles thereof. The Company and each Participant, as a condition to such Participant’s participation in the Plan, hereby irrevocably submit to the exclusive jurisdiction of any state or U.S. federal court located in the state of Delaware over any suit, action or proceeding arising out of or relating to or concerning the Plan. The Company and each Participant, as a condition to such Participant’s participation in the Plan, acknowledge that the forum designated by this Section 22 has a reasonable relation to the Plan and to the relationship between such Participant and the Company. Notwithstanding the foregoing, nothing in the Plan will preclude the Company from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of this Section 22. The agreement by the Company and each Participant as to forum is independent of the law that may be applied in the action, and the Company and each Participant, as a condition to such Participant’s participation in the Plan, (i) agree to such forum even if the forum may under applicable law choose to apply non-forum law, (ii) hereby waive, to the fullest extent permitted by applicable law, any objection which the Company or such Participant now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in this Section 22, (iii) undertake not to commence any action arising out of or relating to or concerning the Plan in any forum other than the forum described in this Section 22 and (iv) agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court will be conclusive and binding upon the Company and each Participant.
23.         Waiver of Jury Trial. Each Participant waives any right such Participant may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with the Plan.
24.         Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings will not be deemed in any way material or relevant to the construction or interpretation of the Plan.
25.         Expenses. Unless otherwise set forth in the Plan or determined by the Administrator, all expenses of administering the Plan, including expenses incurred in connection with the purchase of Shares for sale to Participants, will be borne by the Company and its Subsidiaries or Affiliates (or any Parent, if applicable).
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